Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 7, 2017) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported December 31, 2016 book value per share of $790 and adjusted book value per share of $794. Book value per share and adjusted book value per share were both down 1% for the quarter and up 14% for the year, including dividends.

Ray Barrette, Chairman and CEO, commented, “It was an OK last quarter in a successful year for White Mountains.  For the year, we grew ABVPS by 14% with the Sirius, Symetra, and Tranzact sales.  OneBeacon grew book value per share by 11%, maintaining discipline in competitive markets.  HG Global/BAM continues to grow at improved margins, and most of our businesses at White Mountains Capital are building value at a good clip.  Investment returns of 2.7% were a bit disappointing as we were under allocated to equities, post Sirius sale, in a rising stock market.  We returned $900 million to shareholders, mostly through share repurchases.  We still have about $1.8 billion in undeployed capital and continue to look for opportunities, well positioned to deal with a world full of unpredictable developments.”

Comprehensive loss attributable to common shareholders was $34 million in the fourth quarter of 2016 and comprehensive income attributable to common shareholders was $558 million in the year ended December 31, 2016, compared to comprehensive income attributable to common shareholders of $259 million and $197 million in the quarter and year ended December 31, 2015. Net loss attributable to common shareholders was $33 million in the fourth quarter of 2016 and net income attributable to common shareholders was $413 million in the year ended December 31, 2016, compared to net income attributable to common shareholders of $268 million and $298 million in the quarter and year ended December 31, 2015.

OneBeacon

OneBeacon’s book value per share increased 1% and 11%, including dividends, for the quarter and year ended December 31, 2016. OneBeacon’s GAAP combined ratio was 95% and 97% for the quarter and year ended December 31, 2016, compared to 96% for both the quarter and year ended December 31, 2015. The current accident year loss ratio was 57% and 58% for the quarter and year ended December 31, 2016, compared to 60% for both the quarter and year ended December 31, 2015. The decrease in the loss ratios reflects improved relative performance across most business units. OneBeacon had no net loss reserve development in the quarter and one point of net unfavorable loss reserve development in the year ended December 31, 2016. Net loss reserve development was insignificant in the quarter and year ended December 31, 2015. The expense ratio was 38% for the quarter and year ended December 31, 2016, compared to 36% for the quarter and year ended December 31, 2015. The increase in the expense ratios was primarily due to lower premium volume and changing business mix. The results for the year ended December 31, 2016 included a $16 million tax benefit related to the settlement of IRS examinations for tax years 2007-2012.

Mike Miller, CEO of OneBeacon, said, “We are pleased to have delivered solid 11% growth in book value per share in 2016. Underwriting results reflect the strong performance of our portfolio of specialty businesses. Going into 2017, we are positioned to continue delivering good underwriting results across our diverse portfolio of businesses.”

Net written premiums were $236 million in the quarter and $1.1 billion in the year ended December 31, 2016, flat and down 3%, respectively, compared to the quarter and year ended December 31, 2015.

HG Global/BAM

BAM insured municipal bonds with par value of $2.8 billion and $11.3 billion in the quarter and year ended December 31, 2016, compared to $2.8 billion and $10.6 billion in the quarter and year ended December 31, 2015.  BAM’s total claims paying resources were $644 million at December 31, 2016, compared to $601 million at December 31, 2015. The $43 million increase in claims paying resources during calendar year 2016 reflects positive cashflow building in the BAM system. Gross written premiums and member surplus contributions totaled $77 million for the year ended December 31, 2016, compared to $55 million for the year ended December 31, 2015.

Seán McCarthy, CEO of BAM, said, “The fourth quarter was the capstone to BAM’s best year to date. Strong performance in both the primary and secondary markets allowed BAM to increase claims-paying resources 7% to a new high of $644 million. Institutional investor demand continued to grow, driving an increase in both average transaction size and secondary market par insured, which reached a new record of $967 million, up 58% from 2015.”

HG Global reported pre-tax income of $4 million and $22 million in the quarter and year ended December 31, 2016, compared to pre-tax income of $4 million and $18 million in the quarter and year ended December 31, 2015. In non-controlling interests, White Mountains reported $19 million and $49 million of GAAP pre-tax loss related to BAM in the quarter and year ended December 31, 2016, compared to GAAP pre-tax loss of $14 million and $47 million in the quarter and year ended December 31, 2015. BAM’s affairs are managed on a statutory accounting basis, and it does not report stand-alone GAAP financial results. BAM’s statutory net loss was $9 million and $33 million in the quarter and year ended December 31, 2016, compared to $8 million and $32 million in the quarter and year ended December 31, 2015. As a mutual insurance company that is owned by its members, BAM’s results do not affect White Mountains’s book value per share or adjusted book value per share. However, White Mountains is required to consolidate BAM’s results in its GAAP financial statements and its results are attributed to non-controlling interests.

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $54 million and $110 million in the quarter and year ended December 31, 2016, compared to pre-tax income of $245 million and $161 million in the quarter and year ended December 31, 2015. The decrease is primarily due to the recognition of a $259 million unrealized investment gain on White Mountains’s investment in Symetra in the fourth quarter of 2015. This gain was the result of a change in accounting for the investment in Symetra from the equity method to fair value, caused by White Mountains’s relinquishment of its representation on Symetra’s board of directors subsequent to Symetra entering into a definitive merger agreement with Sumitomo Life Insurance Company.

White Mountains’s Other Operations segment reported $47 million and $28 million of net realized and unrealized losses in the quarter and year ended December 31, 2016, including $21 million of losses in two private equity investments, compared to net realized and unrealized investment gains of $8 million and $1 million in the quarter and year ended December 31, 2015 (excluding the gain from Symetra). White Mountains’s Other Operations segment reported $13 million and $27 million of net investment income in the quarter and year ended December 31, 2016, compared to $4 million and $9 million of net investment income in the quarter and year ended December 31, 2015. Results for the year ended December 31, 2015 included a $20 million gain from the sale of Hamer LLC reported in other revenue.

Share Repurchases

For the fourth quarter of 2016, White Mountains repurchased and retired 24,808 of its common shares for $20 million at an average share price of $824.22, or approximately 104% of White Mountains’s December 31, 2016 adjusted book value per share.

For the year ended December 31, 2016, White Mountains repurchased and retired 1,106,145 of its common shares for $887 million at an average share price of $802.08, approximately 101% of White Mountains’s December 31, 2016 adjusted book value per share.

Investment Activities

The GAAP total return on invested assets was -0.9% and 2.7% for the quarter and year ended December 31, 2016, compared to 3.9% and 3.6% for the quarter and year ended December 31, 2015.  The 2015 returns were driven primarily by $259 million in pre-tax unrealized investment gains recognized in the fourth quarter of 2015 resulting from the Symetra transaction.  After-tax realized and unrealized investment gains/(losses) were $(59) million and $2 million for the quarter and year ended December 31, 2016, compared to $205 million and $203 million for the quarter and year ended December 31, 2015.

Reid Campbell, President of White Mountains Advisors, said, “The total portfolio returned -0.9% for the fourth quarter driven primarily by rising interest rates after the U.S. elections.  The total portfolio returned 2.7% for the full year. Excluding currency, the fixed income portfolio returned 2.1% for the full year, in-line with the longer duration Bloomberg Barclays Intermediate Aggregate Index.  Duration increased modestly during the quarter (from 2.0 years to 2.6 years) as we bought into the bond market selloff and funded a hedged GBP corporate bond mandate.  Our risk asset portfolio returned 4.0% for the full year, lagging the S&P 500 return. Our risk asset portfolio, which includes a new high yield bond mandate, is positioned conservatively, and we do not expect it to keep pace with strong up markets. We also experienced pockets of poor performance in our alternative asset portfolio. Risk asset exposure finished the year at 20% of the portfolio, up one point for the quarter and down three points for the full year.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before March 1, 2017 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

Regulation G

This earnings release includes three non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

Adjusted book value per share is a non-GAAP financial measure which is derived by expanding the calculation of GAAP book value per share to exclude equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio for periods that White Mountains accounted for its investment in Symetra under the equity method. White Mountains accounted for its investment in Symetra under the equity method until November 5, 2015, when it changed its accounting to fair value. Adjusted book value per share includes the dilutive effects of outstanding non-qualified options. In addition, the number of common shares outstanding used in the calculation of adjusted book value per White Mountains’s common share is adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

Adjusted comprehensive income (loss) is a non-GAAP financial measure that, for periods that White Mountains accounted for its investment in Symetra under the equity method, excludes the change in equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio from comprehensive income (loss) attributable to White Mountains’s common shareholders. The reconciliation of GAAP comprehensive income (loss) to adjusted comprehensive income (loss) attributable to White Mountains’s common shareholders is included on page 8.

In the third quarter of 2016, White Mountains purchased high-yield fixed maturity investments, which are U.S. dollar denominated publicly traded and 144A debt securities issued by corporations with generally at least one rating between "B-" and “BB+” inclusive by Standard and Poor’s or similar ratings from other rating agencies. Given the risk profile of these investments, White Mountains has included returns on high-yield fixed maturity investment returns with returns on common equity securities and other long-term investments. A reconciliation of these returns follows:

	December 31, 2016
Common equity securities and other long-term investment returns	GAAP return	Include: Impact of return on high-yield fixed maturity investments(1)	Reported return

Year-to-date	4.3%	(0.3)%	4.0%

	December 31, 2016
Fixed maturity investment returns	GAAP return	Exclude: Impact of return on high-yield fixed maturity investments(1)	Reported return

Year-to-date	2.1%	—%	2.1%
(1) High-yield fixed maturity investments returned (0.1)% and 1.0% for the fourth quarter and full year of 2016.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed February 29, 2016;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Fixed maturity investments	$4,250.2	$4,131.5	$2,630.2
Short-term investments	287.0	305.6	211.2
Common equity securities	474.3	425.0	1,113.9
Other long-term investments	323.3	351.4	315.8
Total investments	5,334.8	5,213.5	4,271.1

Cash	149.8	244.7	173.0
Reinsurance recoverable on paid and unpaid losses	179.5	185.8	193.5
Insurance premiums receivable	229.9	264.6	220.3
Deferred acquisition costs	106.9	109.6	107.6
Deferred tax asset	126.7	119.5	112.8
Ceded unearned insurance premiums	44.2	35.1	29.5
Accounts receivable on unsettled investment sales	6.2	179.0	41.9
Goodwill and other intangible assets	55.9	59.3	55.4
Other assets	300.7	245.2	287.1
Assets held for sale	10.1	27.0	4,790.4
Total assets	$6,544.7	$6,683.3	$10,282.6

Liabilities
Loss and loss adjustment expense reserves	$1,365.6	$1,362.0	$1,389.8
Unearned insurance premiums	658.0	674.1	610.5
Debt	285.9	288.5	337.6
Accrued incentive compensation	140.0	124.2	140.7
Funds held under insurance contracts	153.0	156.2	137.8
Accounts payable on unsettled investment purchases	—	30.0	—
Other liabilities	199.9	239.1	250.8
Liabilities held for sale	5.1	7.8	3,047.4
Total liabilities	2,807.5	2,881.9	5,914.6

Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	810.7	809.8	978.2
Retained earnings	2,797.2	2,846.7	3,084.9
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(1.4)	(.6)	(145.6)
Pension liability and other	(3.2)	(3.7)	(4.3)

Total White Mountains’s common shareholders’ equity	3,603.3	3,652.2	3,913.2

Non-controlling interests
Non-controlling interest - OneBeacon Ltd.	244.6	247.0	245.6
Non-controlling interest - SIG Preference Shares	—	—	250.0
Non-controlling interest - mutuals and reciprocals	(146.5)	(134.7)	(156.0)
Non-controlling interest - other	35.8	36.9	115.2
Total non-controlling interests	133.9	149.2	454.8
Total equity	3,737.2	3,801.4	4,368.0
Total liabilities and equity	$6,544.7	$6,683.3	$10,282.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2015
Book value per share numerators (in millions):

White Mountains’s common shareholders’ equity - book value per share numerator	$3,603.3	$3,652.2	$3,913.2	$3,745.5
Equity in net unrealized losses from Symetra’s fixed maturity portfolio	—	—	—	(5.5)
Future proceeds from options (1)	29.7	89.0	—	—
Adjusted book value per share numerator	$3,633.0	$3,741.2	$3,913.2	$3,740.0

Book value per share denominators (in thousands of shares):

Common shares outstanding - book value per share denominator	4,563.8	4,578.7	5,623.7	5,745.0
Unearned restricted common shares	(25.9)	(31.8)	(25.0)	(31.4)
Options assumed issued (1)	40.0	120.0	—	—
Adjusted book value per share denominator	4,577.9	4,666.9	5,598.7	5,713.6

Book value per share	$789.53	$797.65	$695.84	$651.97
Adjusted book value per share	$793.58	$801.66	$698.95	$654.58

(1) Adjusted book value per share at December 31, 2016 and September 30, 2016 includes the impact of 40,000 and 120,000 non-qualified stock options exercisable for $742 per common share. Prior periods exclude the non-qualified stock options, which were anti-dilutive to book value.

	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2015

Quarter-to-date change in adjusted book value per share, including dividends:	(1.0)%	2.1%	6.8%	(2.4)%

Year-to-date change in adjusted book value per share, including dividends:	13.7%	14.8%	5.3%	(1.3)%

Year-to-date dividend per share	$1.00	$1.00	$1.00	$1.00

	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2015
Summary of goodwill and other intangible assets (in millions):

Goodwill:
MediaAlpha	18.3	18.3	18.3	18.3
Wobi	5.8	5.8	5.8	5.8
Buzzmove	7.6	—	—	—
Total goodwill	31.7	24.1	24.1	24.1

Other intangible assets:
MediaAlpha	18.3	20.7	24.4	26.4
Wobi and other	5.9	14.5	6.9	7.5
Total other intangible assets	24.2	35.2	31.3	33.9

Total goodwill and other intangible assets	55.9	59.3	55.4	58.0

Goodwill and other intangible assets held for sale	—	5.2	331.9	333.9

Goodwill and other intangible assets attributed to non-controlling interests	(17.6)	(19.0)	(136.4)	(138.1)

Goodwill and other intangible assets included in book value	$38.3	$45.5	$250.9	$253.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Earned insurance premiums	$275.9	$292.2	$1,114.0	$1,188.2
Net investment income	27.2	18.2	86.8	60.8
Net realized and unrealized investment (losses) gains	(73.7)	259.3	10.3	225.4
Other revenue	38.8	32.9	149.6	147.3

Total revenues	268.2	602.6	1,360.7	1,621.7
Expenses:
Loss and loss adjustment expenses	155.9	174.8	664.0	708.9
Insurance and reinsurance acquisition expenses	52.4	54.0	211.6	220.1
Other underwriting expenses	53.5	53.1	209.5	218.6
General and administrative expenses	66.4	67.9	287.4	291.6
Amortization of other intangible assets	3.1	2.7	12.5	10.6
Interest expense	3.7	3.8	16.1	14.6

Total expenses	335.0	356.3	1,401.1	1,464.4

Pre-tax (loss) income from continuing operations	(66.8)	246.3	(40.4)	157.3

Income tax benefit	23.0	1.0	45.4	.2

Net (loss) income from continuing operations	(43.8)	247.3	5.0	157.5

Gain from sale of Tranzact, net of tax	—	—	51.9	—
Gain from sale of Sirius Group, net of tax	.6	—	363.2	—
Gain from sale of other discontinued operations, net of tax	—	—	—	18.2
Net (loss) income from discontinued operations, net of tax	(7.4)	19.6	(.3)	78.7

(Loss) income before equity in earnings of unconsolidated affiliates	(50.6)	266.9	419.8	254.4

Equity in earnings of unconsolidated affiliates, net of tax	—	7.1	—	25.1

Net (loss) income	(50.6)	274.0	419.8	279.5
Net loss (income) attributable to non-controlling interests	17.3	(6.1)	(7.3)	18.1

Net (loss) income attributable to White Mountains’s common shareholders	(33.3)	267.9	412.5	297.6

Comprehensive income, net of tax:
Change in equity in net unrealized losses from investments in Symetra common shares	—	(5.5)	—	(34.9)
Change in foreign currency translation and pension liability	—	(.6)	.3	(.5)
Change in foreign currency translation and other items from discontinued operations	—	(3.1)	32.0	(65.0)
Change in foreign currency translation and other items from sale of Sirius Group	—	—	113.3	—

Comprehensive (loss) income	(33.3)	258.7	558.1	197.2
Other comprehensive (income) loss attributable to non-controlling interests	(.4)	.1	(.3)	—
Comprehensive (loss) income attributable to White Mountains’s common shareholders	(33.7)	258.8	557.8	197.2

Change in equity in net unrealized gains from Symetra's fixed maturity portfolio	—	5.5	—	34.9

Adjusted comprehensive (loss) income	$(33.7)	$264.3	$557.8	$232.1

(Loss) Income per share attributable to White Mountains’s common shareholders
Basic (loss) income per share
Continuing operations	$(5.81)	$43.82	$(.47)	$34.12
Discontinued operations	(1.49)	3.46	82.71	16.48
Total consolidated operations	$(7.30)	$47.28	$82.24	$50.60

Diluted (loss) income per share
Continuing operations	$(5.81)	$43.79	$(.47)	$34.12
Discontinued operations	(1.49)	3.46	82.66	16.48
Total consolidated operations	$(7.30)	$47.25	$82.19	$50.60

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2016		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$272.7	$1.3	$.5	$1.4	$275.9
Net investment income	12.3	.6	1.7	12.6	27.2
Net investment income (loss) - BAM surplus note interest	—	4.4	(4.4)	—	—
Net realized and unrealized investment losses	(19.1)	(2.2)	(5.9)	(46.5)	(73.7)
Other revenue	2.0	—	.3	36.5	38.8

Total revenues	267.9	4.1	(7.8)	4.0	268.2
Expenses:
Loss and loss adjustment expenses	154.7	—	—	1.2	155.9
Insurance and reinsurance acquisition expenses	51.2	.3	.6	.3	52.4
Other underwriting expenses	53.4	—	.1	—	53.5
General and administrative expenses	3.0	—	10.1	53.3	66.4
Amortization of other intangible assets	.3	—	—	2.8	3.1
Interest expense	3.3	—	—	.4	3.7

Total expenses	265.9	.3	10.8	58.0	335.0

Pre-tax income (loss)	$2.0	$3.8	$(18.6)	$(54.0)	$(66.8)

For the Three Months Ended December 31, 2015		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$288.9	$.8	$.2	$2.3	$292.2
Net investment income	12.9	.5	1.3	3.5	18.2
Net investment income (loss) - surplus note interest	—	3.9	(3.9)	—	—
Net realized and unrealized investment (losses) gains	(5.4)	(.6)	(1.9)	267.2	259.3
Other (loss) revenue	(.2)	—	.2	32.9	32.9

Total revenues	296.2	4.6	(4.1)	305.9	602.6
Expenses:
Loss and loss adjustment expenses	172.8	—	—	2.0	174.8
Insurance and reinsurance acquisition expenses	52.6	.3	.5	.6	54.0
Other underwriting expenses	53.0	—	.1	—	53.1
General and administrative expenses	3.1	.2	9.1	55.5	67.9
Amortization of other intangible assets	.3	—	—	2.4	2.7
Interest expense	3.3	—	—	.5	3.8

Total expenses	285.1	.5	9.7	61.0	356.3

Pre-tax income (loss)	$11.1	$4.1	$(13.8)	$244.9	$246.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Year Ended December 31, 2016		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$1,100.6	$4.4	$1.5	$7.5	$1,114.0
Net investment income	50.6	2.2	6.8	27.2	86.8
Net investment income (loss) - BAM surplus note interest	—	17.8	(17.8)	—	—
Net realized and unrealized investment gains (losses)	37.7	.1	.6	(28.1)	10.3
Other revenue	5.5	—	1.1	143.0	149.6

Total revenues	1,194.4	24.5	(7.8)	149.6	1,360.7
Expenses:
Loss and loss adjustment expenses	656.0	—	—	8.0	664.0
Insurance and reinsurance acquisition expenses	206.0	.9	2.5	2.2	211.6
Other underwriting expenses	209.0	—	.4	.1	209.5
General and administrative expenses	13.0	1.4	38.2	234.8	287.4
Amortization of other intangible assets	1.2	—	—	11.3	12.5
Interest expense	13.1	—	—	3.0	16.1

Total expenses	1,098.3	2.3	41.1	259.4	1,401.1

Pre-tax income (loss)	$96.1	$22.2	$(48.9)	$(109.8)	$(40.4)

For the Year Ended December 31, 2015		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$1,176.2	$2.5	$.8	$8.7	$1,188.2
Net investment income	45.9	1.9	4.2	8.8	60.8
Net investment income (loss) - surplus note interest	—	15.8	(15.8)	—	—
Net realized and unrealized investment (losses) gains	(35.1)	(.3)	.9	259.9	225.4
Other (loss) revenue	(.6)	—	.7	147.2	147.3

Total revenues	1,186.4	19.9	(9.2)	424.6	1,621.7
Expenses:
Loss and loss adjustment expenses	700.7	—	—	8.2	708.9
Insurance and reinsurance acquisition expenses	213.8	.6	2.3	3.4	220.1
Other underwriting expenses	218.2	—	.4	—	218.6
General and administrative expenses	14.1	1.4	35.4	240.7	291.6
Amortization of other intangible assets	1.3	—	—	9.3	10.6
Interest expense	13.0	—	—	1.6	14.6

Total expenses	1,161.1	2.0	38.1	263.2	1,464.4

Pre-tax income (loss)	$25.3	$17.9	$(47.3)	$161.4	$157.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
OneBeacon	2016	2015	2016	2015
GAAP Ratios
Loss and LAE	57%	60%	59%	60%
Expense	38%	36%	38%	36%
Combined	95%	96%	97%	96%

Net written premiums	$235.5	$235.4	$1,100.7	$1,136.6
Earned premiums	$272.7	$288.9	$1,100.6	$1,176.2

	Three Months Ended December 31,		Year Ended December 31,
BAM	2016	2015	2016	2015
Gross par value of primary market policies priced	$2,369.8	$2,251.5	$10,390.5	$9,911.8
Gross par value of secondary market policies priced	366.8	129.5	967.4	611.1
Total gross par value of market policies priced	$2,736.6	$2,381.0	$11,357.9	$10,522.9
Gross par value of primary and secondary market policies issued	$2,812.1	$2,847.2	$11,303.3	$10,606.0
Gross written premiums	$13.7	$8.1	$38.6	$25.9
Member surplus contributions collected	$9.8	$8.9	$38.0	$29.2

	As of December 31, 2016	As of December 31, 2015
Policyholders’ surplus	$431.5	$437.2
Contingency reserve	22.7	12.4
Qualified statutory capital	454.2	449.6
Net unearned premiums	23.2	12.5
Present value of future installment premiums	3.3	2.6
Collateral trusts	163.0	136.6
Claims paying resources	$643.7	$601.3

	Three Months Ended December 31,		Year Ended December 31,
HG Global	2016	2015	2016	2015
Net written premiums	$9.2	$5.9	$27.2	$19.3
Earned premiums	$1.3	$.8	$4.4	$2.5

	As of December 31, 2016	As of December 31, 2015
Unearned premiums	$60.7	$38.0
Deferred acquisition costs	$11.0	$7.9